UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  November 10, 2008

PUREDEPTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	None	20-4831825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Twin Dolphin Drive, Suite D
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 632-0800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 10, 2008, the Company entered into a Deed of Variation of Leases and Rent Reviews (the “Agreement”) with Lionel Cranston Joyce and Kevin George Ogles, as trustees of the First Five Trust (the “Landlord”) for its New Zealand Research and Development premises at 24 Morrin Road, Panmure, Auckland.  The Agreement amends each of the Deed of Lease dated May 31, 2006 (the “First Lease”) and the Deed of Lease dated May 31, 2006 (the “Second Lease” and together with the First Lease, the “Lease”), the initial terms of which were to expire on October 31, 2008.

Pursuant to the Agreement, the renewal terms of each Lease have been revised to provide for two renewal terms of three years.  The first renewal term, during which the annual rent payable under the First Lease will be $37,750.00 (plus GST) in respect of the First Lease and $35,000.00 (plus GST) in respect of the Second Lease, will commence on November 1, 2008 and expire on October 31, 2011.  The second term will, if exercised, commence on November 1, 2011 and expire October 31, 2014.  The Agreement also amends the Leases to provide that there will be a rent review in each of 2008, 2010 and 2012, and releases K One W One Limited from the covenants in the Leases and the Agreement and all and any claims existing or arising later in respect thereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.41	Deed of Variation of Leases and Rent Reviews dated November 10, 2008 (amending Deeds of Lease dated May 31, 2006)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREDEPTH, INC., ( Registrant )

Date: November 12, 2008	By:	/s/ Jonathan J. McCaman
Mr. Jonathan J. McCaman Chief Financial Officer and Secretary